EXHIBIT 3

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Shorewood Packaging Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 29th day of November, 1999.


Date:  November 29, 1999    CHESAPEAKE CORPORATION


                            By:      /s/ J. P. Causey Jr.
                                     ------------------------
                                     Name:    J. P. Causey Jr.
                                     Title:   Senior Vice President,
                                              Secretary and General Counsel


Date:  November 29, 1999    SHEFFIELD, INC.


                            By:      /s/ J. P. Causey Jr.
                                     ------------------------
                                     Name:    J. P. Causey Jr.
                                     Title:   Vice President and Secretary


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